EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT: Mark Johnson, President/Co-CEO, or
Thomas J. Bellgraph, Vice President/CFO
Hastings Manufacturing Company - 616/945-2491
Or
Brian Edwards (mail@lambert-edwards.com)
Lambert, Edwards & Associates, Inc. - 616/233-0500

HASTINGS MANUFACTURING & INTRACO ANNOUNCE GLOBAL JOINT VENTURE
The new entity will sell branded vehicle chemical worldwide

HASTINGS, Michigan, OCTOBER 7, 1999 -- Hastings Manufacturing Company (AMEX: HMF) and privately held Intraco Corporation today announced an agreement to form a joint venture company that will develop, market and sell Casite® branded vehicle chemicals around the globe.

The new entity, Casite Intraco, LLC, will do business as The Casite Company. The Casite Company will marry the automotive product-development capabilities and domestic sales network of Hastings Manufacturing with the international sales-and-marketing expertise of Troy, Mich.-based Intraco, a distributor of automotive aftermarket products.

Hastings and Intraco will each own 50% of the joint venture company, which will be based in Hastings, Mich. Each company will contribute three executives to the new entity's board, and an executive manager will run day-to-day operations.

"This joint venture represents a significant opportunity to maximize the Casite brand name, which has a 60-year history as a top-quality brand of vehicle chemicals," said Mark Johnson, president and co-CEO of Hastings Manufacturing. "We intend to leverage the individual strengths of Hastings and Intraco in the new company, which will be focused immediately on increasing domestic and international distribution, as well as expanding the product line to more fully serve customers."

Johnson continued: "Our relationship with the Intraco founders spans nearly four decades. Intraco beings a proven track record of distributing automotive aftermarket products internationally, including extremely successful programs selling vehicle additives. We welcome this opportunity to enhance our partnership with Intraco and its chairman and founder, Nicola Antakli. He has more than 30 years experience marketing and distributing automotive products in the global aftermarket and was instrumental in introducing Hastings Piston Rings to international markets."

-- more --

HASTINGS MANUFACTURING/page 2

The Casite brand of automotive additives was acquired by Hastings Manufacturing Company in 1947. Casite's current products, Motor Honey® and Tranny Honey®, are sold nationwide through mass retailers including Kmart and Meijer; automotive specialty retailers such as Murrays; and automotive jobbers. In addition to increasing distribution, the new company will expand the Casite line from six to nearly two dozen products, including fuel, maintenance and aerosol products. The new product line will debut in the first quarter of 2000.

"The Casite joint venture represents a logical step in our efforts to leverage our core competencies in product development, manufacturing and quality," said Andrew F. Johnson, Hastings president and co-CEO. "Additionally, having a stand-alone venture for Casite will enable Hastings to further sharpen its focus on piston rings."

Commenting on the joint venture, Nicola Antakli said: "Intraco is determined to building brand recognition and extensive distribution channels for Casite automotive products in the multi-billion dollar global automotive aftermarket. In addition to our high-quality products, we will support Casite customers with a focused brand-marketing strategy, combining competitive pricing and strong promotional efforts with our trademark commitment to superior customer service."

Hastings Manufacturing expects the new venture will contribute a modest, positive impact to the Company's financial results in 2000. As part of the agreement, Hastings will transfer all trademarks for the Casite brand to the new entity. For the first two years of the agreement, Hastings will retain exclusive rights to market Casite chemicals in the U.S. and Canada. Intraco will be responsible for developing Casite chemicals in all other regions of the world.

Intraco Corporation (www.IntracoUSA.com) is a leading export management company, developing international sales for major North American manufacturers of automotive and heavy-duty aftermarket components, automotive glass, architectural glass, building products, automobiles and trucks.

Hastings Manufacturing (www.hastingsmfg.com) is a leading manufacturer and marketer of piston rights and speciality tools under the Hastings® brand, and additives for engines, transmissions, cooling systems and fuel systems under the Casite® brand.

-- more --

HASTINGS MANUFACTURING/page 3

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities laws. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices.

# # #